EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Active Power (Switzerland) AG

Active Power Solutions Limited

Active Power (Germany) GmbH

Active Power (Italy) SrL

Active Power (Algeria) SARL

Active Power (Japan) KK

Active Power (Hong Kong) Limited